Exhibit 3.7

WARRANT ASSIGNMENT AND JOINDER

Reference is made to that certain Warrant, dated as of May 16, 2002 (the “Warrant”), to purchase in the aggregate 500,000 shares of the common stock, $.0001 par value per share (“Common Stock”), of TDT Development, Inc., a Nevada corporation (the “Company”). Capitalized terms not defined herein shall have the meaning given to them in the Securities Purchase Agreement, dated as of May 15, 2002, by and among the Company, Stanford Venture Capital Holdings, Inc., a Delaware corporation (“Stanford”), Stronghold Technologies, Inc., a New Jersey corporation, Pietro Bortolatti and Christopher J. Carey.

Now therefore, for value received, Stanford (“Holder”), hereby sells, assigns and transfers unto William R. Fusselmann (“Assignee”) the right to purchase 62,500 shares of Common Stock represented by the Warrant (“Warrant Shares”).

By execution and delivery of this Warrant Assignment and Joinder, Assignee, as successor to Holder with respect of the Warrant Shares (i) will be deemed to be a party to the Warrant and the Registration Rights Agreement, incorporated by this reference as though fully set forth herein, (ii) authorizes this Warrant Assignment and Joinder to be attached to the Warrant, and (iii) represents and warrants that Assignee is an Accredited Investor.

Assignee, as successor to Holder with respect to the Warrant Shares, will have all rights, and shall observe all the obligations, applicable to a “Holder” as set forth in the Warrant, an “Investor” as set forth in the Registration Rights Agreement as though such Assignee had executed the Warrant and the Registration Rights Agreement as an initial Holder or Investor thereunder, and confirms his obligations under the Warrant and the Registration Rights Agreement.

Date: May 16, 2002

COMPANY		HOLDER

TDT Development, Inc.		Stanford Venture Capital Holdings, Inc.

By:	/s/ Pietro Bortolatti	By:	/s/ James M. Davis
Name:	Pietro Bortolatti	Name:	James M. Davis
Title:	President and CEO	Title:	President and CEO

ASSIGNEE

/s/ William R. Fusselmann
William R. Fusselmann
141 Crandon Boulevard, #437
Key Biscayne, FL 33149

WARRANT ASSIGNMENT AND JOINDER

Reference is made to that certain Warrant, dated as of July 3, 2002 (the “Warrant”), to purchase in the aggregate 500,000 shares of the common stock, $.0001 par value per share (“Common Stock”), of TDT Development, Inc., a Nevada corporation (the “Company”). Capitalized terms not defined herein shall have the meaning given to them in the Securities Purchase Agreement, dated as of May 15, 2002, by and among the Company, Stanford Venture Capital Holdings, Inc., a Delaware corporation (“Stanford”), Stronghold Technologies, Inc., a New Jersey corporation, Pietro Bortolatti and Christopher J. Carey.

Now therefore, for value received, Stanford (“Holder”), hereby sells, assigns and transfers unto William R. Fusselmann (“Assignee”) the right to purchase 62,500 shares of Common Stock represented by the Warrant (“Warrant Shares”).

By execution and delivery of this Warrant Assignment and Joinder, Assignee, as successor to Holder with respect of the Warrant Shares (i) will be deemed to be a party to the Warrant and the Registration Rights Agreement, incorporated by this reference as though fully set forth herein, (ii) authorizes this Warrant Assignment and Joinder to be attached to the Warrant, and (iii) represents and warrants that Assignee is an Accredited Investor.

Assignee, as successor to Holder with respect to the Warrant Shares, will have all rights, and shall observe all the obligations, applicable to a “Holder” as set forth in the Warrant, an “Investor” as set forth in the Registration Rights Agreement as though such Assignee had executed the Warrant and the Registration Rights Agreement as an initial Holder or Investor thereunder, and confirms his obligations under the Warrant and the Registration Rights Agreement.

Date: July 3, 2002

COMPANY		HOLDER

TDT Development, Inc.		Stanford Venture Capital Holdings, Inc.

By:	/s/ Pietro Bortolatti	By:	/s/ James M. Davis
Name:	Pietro Bortolatti	Name:	James M. Davis
Title:	President and CEO	Title:	President and CEO

ASSIGNEE

/s/ William R. Fusselmann
William R. Fusselmann
141 Crandon Boulevard, #437
Key Biscayne, FL 33149

WARRANT ASSIGNMENT AND JOINDER

Reference is made to that certain Warrant, dated as of July 11, 2002 (the “Warrant”), to purchase in the aggregate 500,000 shares of the common stock, $.0001 par value per share (“Common Stock”), of TDT Development, Inc., a Nevada corporation (the “Company”). Capitalized terms not defined herein shall have the meaning given to them in the Securities Purchase Agreement, dated as of May 15, 2002, by and among the Company, Stanford Venture Capital Holdings, Inc., a Delaware corporation (“Stanford”), Stronghold Technologies, Inc., a New Jersey corporation, Pietro Bortolatti and Christopher J. Carey.

Now therefore, for value received, Stanford (“Holder”), hereby sells, assigns and transfers unto William R. Fusselmann (“Assignee”) the right to purchase 62,500 shares of Common Stock represented by the Warrant (“Warrant Shares”).

By execution and delivery of this Warrant Assignment and Joinder, Assignee, as successor to Holder with respect of the Warrant Shares (i) will be deemed to be a party to the Warrant and the Registration Rights Agreement, incorporated by this reference as though fully set forth herein, (ii) authorizes this Warrant Assignment and Joinder to be attached to the Warrant, and (iii) represents and warrants that Assignee is an Accredited Investor.

Assignee, as successor to Holder with respect to the Warrant Shares, will have all rights, and shall observe all the obligations, applicable to a “Holder” as set forth in the Warrant, an “Investor” as set forth in the Registration Rights Agreement as though such Assignee had executed the Warrant and the Registration Rights Agreement as an initial Holder or Investor thereunder, and confirms his obligations under the Warrant and the Registration Rights Agreement.

Date: July 11, 2002

COMPANY		HOLDER

TDT Development, Inc.		Stanford Venture Capital Holdings, Inc.

By:	/s/ Pietro Bortolatti	By:	/s/ James M. Davis
Name:	Pietro Bortolatti	Name:	James M. Davis
Title:	President and CEO	Title:	President and CEO

ASSIGNEE

/s/ William R. Fusselmann
William R. Fusselmann
141 Crandon Boulevard, #437
Key Biscayne, FL 33149